UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                    _____________________

                          FORM 8-K

                   ______________________

                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934


      November 12, 2005                   333-101960
   Date of Report (Date of          Commission File Number
  earliest event reported)


                YUKON GOLD CORPORATION, INC.
   (Exact name of registrant as specified in its charter)


          Delaware                        52-2243048
(State or other jurisdiction           (I.R.S. Employer
     of incorporation or           Identification Number)
        organization)


                       347 Bay Street
                         Suite 408
                  Toronto, Ontario M5H 2R7
    (Address of Principal Executive Offices) (Zip Code)


                       (416) 865-9790
    (Registrant's telephone number, including area code)

Item 3.02   Unregistered Sale of Equity Securities.

       Warrant Exercise

     On October 18, 2005, Yukon Gold Corporation, Inc. (the "Company") authorized the issuance of 14,000 common shares to certain warrant holders in connection with the exercise of 14,000 outstanding warrants. The aggregate consideration paid for the shares was $12,000.

        Conversion of Promissory Notes

     On October 18, 2005, the Company authorized the issuance of 25,513 common shares and 12,500 warrants in consideration of the conversion of an outstanding
Convertible Promissory Note of the Company with an outstanding principal amount of $18,750.00 and accrued interest in the amount of $384.25.

     On October 24, 2005, the Company authorized the issuance of 34,035 common shares and 16,667 warrants in consideration of the conversion of an outstanding
Convertible Promissory Note of the Company with an outstanding principal amount of $25,000.00 and accrued interest in the amount of $526.03.

     On November 9, 2005, the Company authorized the issuance of 76,525 common shares and 37,500 warrants in consideration of the conversion of an outstanding
Convertible Promissory Note of the Company with an outstanding principal amount of $56,250.00 and accrued interest in the amount of $1,143.49.

        Other Commitment to Issue Shares

     On August 25, 2005 the Company entered into a
Consulting Agreement with Endeavour Holdings, Inc. with offices in New York, New York to assist the Company in raising capital. Under the terms of the agreement the Company agreed to compensation of 25,000 common shares per month for a term of six (6) months. Either party may terminate the Agreement on 30 days prior notice.

Item 3.03   Material Modifications to Rights of Security
            Holders.

     On October 28, 2005 the Board approved an extension of the expiry date of warrants to be issued on the conversion of all outstanding Convertible Promissory Notes. The expiry of the warrant was changed from June 30, 2006 to the date that is fifteen (15) months following the conversion date of each such Convertible Promissory Note. Three of such Convertible Promissory Notes have been converted as of the date of this report and are listed in Item 3.02 above. The outstanding remaining Convertible Promissory Notes are eligible for conversion in December, 2005 and January, 2006.

Item 5.02    Departure of Directors or Principal Officers;
             Election of Directors; Appointment of
             Principal Officers.

     The Board of the Company invited J. L. Guerra, Jr., a shareholder of the Company, to fill a vacancy on the Board. Mr. Guerra accepted this invitation and became a director as of November 2, 2005, to serve until the next annual meeting of shareholders.

     Mr. Guerra has over twenty years of experience operating his own businesses in the real estate brokerage, acquisition and development business in San Antonio, Texas. Mr. Guerra has acquired and sold industrial buildings, warehouses, office buildings and raw land for investors and investment entities. His current projects include acquisition, planning and development of residential, golf and resort properties, specifically Canyon Springs in San Antonio, Texas. Mr. Guerra also has experience with venture capital projects and has raised substantial capital for numerous projects in mining, hi-tech and other areas. Mr. Guerra is 49 years old and lives in San Antonio, Texas.

     The Board appointed Paul Gorman to serve as Vice President of Corporate Development on November 7, 2005. Since 1995, Mr. Gorman has assist publicly held companies in developing well-defined marketing programs and raising capital. From February 1998 to September 2004 he was a partner or principal shareholder in Vantage Point Capital and Riverbank Communications, both companies that were involved in merchant banking and corporate relations.


                       SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          YUKON GOLD CORPORATION, INC.


Date: November 12, 2005   By: /s/ Lisa Lacroix
                              Name: Lisa Lacroix
                              Title:  Secretary